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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Pioneer Bankshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PIONEER BANKSHARES, INC.

(Parent Company of Pioneer Bank)

263 East Main Street

Stanley, Virginia 22851

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

(To be held May 17, 2007)

To the Stockholders of

Pioneer Bankshares, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pioneer Bankshares, Inc. (the “Company”) will be held at the Main Office of Pioneer Bank, 252 East Main Street, Stanley, Virginia, at 10:00 a.m. on Thursday, May 17, 2007, for the following purposes:

1.	To elect three (3) individuals to serve as directors, each to serve a three-year term.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on April 2, 2007 has been fixed by the Board of Directors as the record date for determination of stockholders entitled to notice of, and to vote at the Annual Meeting, and any adjournment thereof.

By Order of the Board of Directors

Thomas R. Rosazza
President and Chief Executive Officer

April 13, 2007

PLEASE SIGN AND RETURN YOUR PROXY AS SOON AS POSSIBLE REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS BEING EXERCISED.

PIONEER BANKSHARES, INC.

263 East Main Street

Stanley, Virginia 22851

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 17, 2007

GENERAL

The Board of Directors and Management of Pioneer Bankshares, Inc. (the “Company”) solicit your proxy for the Annual Meeting of Stockholders of Pioneer Bankshares, Inc., the parent of Pioneer Bank, Stanley, Virginia (the “Bank”), to be held at the main office of Pioneer Bank, 252 East Main Street, Stanley, Virginia, at 10:00 a.m. on Thursday, May 17, 2007. The approximate mailing date of this Proxy Statement and accompanying proxy form is April 13, 2007.

Revocation and Voting of Proxies

Execution of a proxy will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. Any stockholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A stockholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Voting Rights and Solicitation

Only stockholders of record at the close of business on April 2, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote on April 2, 2007 was 1,011,481, at $0.50 par value, each of which is entitled to one vote at the Annual Meeting. The Company has no other class of stock outstanding. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business.

Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary, may be made in person, by telephone, or special letter by officers and regular employees of the Company, acting without compensation other than regular compensation.

Your Board of Directors and management urge you to sign, date, and mail your proxy to make certain that your shares will be voted at the meeting.

PROPOSAL ONE — ELECTION OF DIRECTORS

The Board of Directors currently consists of nine members, eight of which are independent directors, as defined under NASDAQ listing standards, and one is a member of management. In accordance with the Company’s Articles of Incorporation, directors are divided into three classes, each of which is composed of approximately one-third of the directors. At the Annual Meeting, three directors will be elected for terms of three years expiring on the date of the Annual Meeting of Stockholders in 2010. Each director elected will continue in office until a successor has been elected or until his resignation or removal in the manner prescribed by the Articles of Incorporation of the Company.

With regard to the election of directors, votes may be cast in favor of or withheld. If a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. Although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customer) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether a proposal has been approved and, therefore, have no effect.

The Board of Directors has recommended three nominees, each of which is currently serving as a director. Any nominations other than those made by the Board of Directors shall be in accordance with the Bylaws of the Company.

The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable or unwilling for good cause to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors.

The Board of Directors recommends the nominees, as set forth below, for election. The Board recommends that stockholders vote FOR the nominees.

Nominees (For a term expiring in 2010):

Name (Age)	Director Since (1)	Principal Occupation During Past Five Years
Harry F. Louderback (66)	1998	Farmer/Retired from FBI.

Thomas R. Rosazza (65)	1973	President/CEO of Pioneer Bankshares, Inc. and Pioneer Bank.

David N. Slye (54)	1996	Insurance Agent/Owner, The Slye Agency.

Name (Age)	Director Since (1)	Principal Occupation During Past Five Years
Other Directors Not Standing For Election At This Time:

Term expiring in 2008:

Louis L. Bosley (75)	1976	Business Owner, Stanley Auto Service.

E. Powell Markowitz (55)	1999	Secretary & Treasurer, F.T. Reuter Enterprises, Inc.

Mark N. Reed (49)	1994	Attorney at Law, Reed & Reed, P.C.

Term expiring in 2009:

Patricia G. Baker (64)	1989	Retired Bank Officer.

Robert E. Long (76)	1989	Real Estate Agent, Coldwell Banker.

Kyle L. Miller (72)	1986	Chairman of the Board of Pioneer Bankshares, Inc; Retired Virginia State Police Investigator.

(1)	Includes service as a director of the Bank.

Board of Directors and Committees

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties, including the attendance at Board and committee meetings. During 2006, the Board of Directors of the Company held six meetings and the Board of Directors of the Bank held 12 meetings. All incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and its committees on which he or she served in 2006. Directors are encouraged to attend stockholders meetings, and all directors attended the 2006 Annual Meeting of Stockholders.

There are no immediate family relationships among any of the directors or among any directors and any officer. None of the directors serve as directors of other publicly-held companies.

The Board of Directors has, among others, a standing Personnel/Compensation Committee and Audit Committee.

Personnel/Compensation Committee. The Compensation Committee consists of Kyle. L. Miller, Robert E. Long and David N. Slye. The members of the Personnel/Compensation Committee meet the requirements for independence as set forth in NASDAQ’s definition of “independent director,” and meet the definition of “independent” as set forth in Rule 10A-3 of the Securities Exchange Act of 1934. The primary function of this committee is to recommend the compensation of the chief executive officer and to periodically review the compensation of other employees of the Company. This committee has no charter. The Personnel/Compensation Committee met five times during 2006.

Audit/Compliance Committee. The Audit/Compliance Committee consists of E. Powell Markowitz, Patricia G. Baker and Harry F. Louderback. The members of the Audit/Compliance Committee meet the requirements for independence as set forth in NASDAQ’s definition of “independent director,” and meet the definition of “independent” as set forth in Rule 10A-3 of the Securities Exchange Act of 1934. In addition, no member of the committee has participated in the preparation of the financial statements of the Company or any subsidiary of the Company at any time during the past three years.

Mr. Markowitz chairs the Audit/Compliance Committee. For the past 28 years, Mr. Markowitz has been the Secretary and Treasurer of F. T. Reuter Enterprises, Inc., which operates a hotel and restaurant in Middleburg, Virginia, and trades worldwide in antique fine art. Prior to becoming affiliated with F. T. Reuter Enterprises, Inc., Mr. Markowitz was a staff accountant for five years with Yount, Hyde & Barbour, P.C. certified public accountants. Mr. Markowitz earned a Bachelor of Business Administration from Madison College, Harrisonburg, Virginia in 1974 and brings a diversity of financial knowledge and expertise to the Audit/Compliance Committee. Mr. Markowitz was duly appointed as chairman of the Audit/Compliance Committee in 2006, and serves as the “financial expert” for the Audit/Compliance Committee of Pioneer Bankshares, Inc.

The Audit/Compliance Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent accounting firm. Accordingly, the independent accounting firm reports directly to the Audit/Compliance Committee of the Company. It is the responsibility of the Audit/Compliance Committee to recommend the selection of the Company’s independent accountants, to approve the scope of the independent accountants’ audit, to review the reports of examination by the regulatory agencies, the independent accountants and the internal auditor, and to issue its report to the Board of Directors of the Company. The Audit/Compliance Committee met six times during 2006. A copy of the Audit /Compliance Committee’s charter is attached as Appendix A to this Proxy Statement.

Other Standing Committees

The Company has additional committees as follows:

Asset/Liability Funds Management Committee (“ALCO”). Directors serving on this committee are Louis L. Bosley, Kyle L. Miller, and Robert E. Long. This committee has the primary responsibility of managing the Bank’s assets and liabilities, maintaining adequate liquidity and capital positions, and monitoring interest rate sensitivity within the loan and deposit portfolios. This committee met four times in 2006.

Electronic Data Processing/IT Steering Committee. Directors serving on this committee are Harry F. Louderback, Louis L. Bosley and David N. Slye. This committee has the primary responsibility of monitoring the data processing functions of the Bank and making recommendations for system enhancements and computer upgrades. This committee met four times in 2006.

Investment Committee. Directors serving on this committee are Patricia G. Baker, E. Powell Markowitz, Mark N. Reed and Thomas R. Rosazza. This committee has the primary responsibility of managing the Company’s equity securities and investment portfolio. This committee met five times in 2006.

Strategic Planning Committee. Directors serving on this committee are Kyle L. Miller, Mark N. Reed and Thomas R. Rosazza. This committee meets as necessary outside the Board meetings to review and establish the long-term goals of the Company. The Strategic Planning Committee met twice in 2006.

Nomination Procedures

The Company’s independent directors perform the functions of a nominating committee. The Board believes it does not need a separate nominating committee because a majority of the directors are independent and that shareholders are best served by having such directors participate in the selection of board nominees. In their capacity as the nominating committee, the independent members of the Board of Directors will accept for consideration shareholder nominations for directors if made in writing in accordance with the Company’s Bylaws. The following is a summary of the shareholder nomination procedures contained in the Company’s bylaws and is qualified in its entirety by reference to the bylaws of the Company. Please see our bylaws for the specific procedures of the shareholder nomination process.

The Company’s Bylaws state, in general, that for any nomination of a director to be properly brought before an annual meeting by a shareholder, the shareholder must provide timely notice of the nomination in writing to the Secretary of the Company. For a notice to be considered timely, the Secretary of the Company must have received the notice no less than 60 days nor more than 90 days before the first anniversary of the preceding year’s annual meeting. The notice must set forth as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

The Company does not have a charter or other formal policy with respect to the consideration of director nominees recommended by shareholders. The Company does not have any specific minimum qualifications that must be met by a nominee and does not distinguish between nominees recommended by Board members or by shareholders. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise that may be desired in order to complement the qualifications that already exist among the Board. Among the factors that the directors consider when evaluating proposed nominees are their independence, financial literacy, business experience, character, judgment and strategic vision. Other considerations would be their knowledge of issues affecting the business, their leadership experience and their time available for meetings and consultation on Company matters. The independent directors seek a diverse group of candidates who possess the background skills and expertise to make a significant contribution to the Board, the Company and its shareholders.

The above procedures are in addition to the procedures regarding inclusion of stockholder proposals in proxy materials set forth in “Stockholder Proposals” in this Proxy Statement.

Corporate Governance

The Company has a Code of Ethics that applies to all directors, officers and employees, including the Company’s principal executive officer and principal accounting officer. The Code of Ethics is available upon request and can be obtained by contacting Judy L. Painter, Corporate Secretary and Senior Vice President, at 263 East Main Street, Stanley, Virginia 22851.

Directors’ Compensation

Non-employee directors of the Company received an annual retainer of $1,800 in 2006. In addition, directors of Pioneer Bank were paid a fee of $1,049 per month as a board member. Directors also received $200 for each Board committee meeting they attended in 2006. Director Kyle L. Miller served as Chair of the Board during 2006. Mr. Miller received chairman fees in 2006 of $800 per board meeting in addition to fees for his service as a director. Director E. Powell Markowitz served as the Chair of the Audit/Compliance Committee during 2006 and received an additional $100 per meeting for his service.

Non-employee director compensation is reviewed on an annual basis. Any adjustments made to non-employee director fees are based primarily on information obtained through the Virginia Bankers Association Salary and Compensation Survey, which provides comparative data for director compensation with other similarly sized institutions across Virginia. Other factors considered in determining non-employee director compensation are the time commitments involved and the individual risk exposure based on the size of the institution.

In accordance with the 1998 Stock Incentive Plan, each of the eight non-employee directors of the Company were granted stock options in May 2006 for 100 shares of the Company’s common stock at an exercise price of $22.20 per share. This plan, which reserves a total of 14,000 shares of common stock of the Company, provides that each non-employee director is eligible to receive a stock option grant for 100 shares in May of each year during the term of the plan.

A Director’s Deferred Compensation Plan was established by the Company in August of 1987. All directors were given the option of deferring their fee compensation for a period of five years in return for a defined benefit payout beginning at age 65. Not all directors chose to participate in this plan. Participating directors who received benefit payments during 2006 under this plan were Louis L. Bosley, Kyle L. Miller, and President/CEO Thomas R. Rosazza, who also serves as a director.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Options Awards (1)	All Other Compensation(2)	Total
Patricia G. Baker	$15,790	$2,220	$—	$18,010
Louis L. Bosley	15,590	2,220	5,995	23,805
Robert E. Long	16,190	2,220	—	18,410
Harry F. Louderback	15,790	2,220	—	18,010
E. Powell Markowitz	16,290	2,220	—	18,510
Kyle L. Miller	23,990	2,220	8,585	34,795
Mark N. Reed	15,790	2,220	—	18,010
David N. Slye	15,990	2,220	—	18,210

(1)	For information on the assumptions used to calculate the value of the option awards, see Note 1 in the notes to the financial statements included in the Company’s 2006 Annual Report on Form 10-KSB.
(2)	Reflects the amounts paid to directors in 2006 relating to the Deferred Compensation Plan.

OWNERSHIP OF COMPANY COMMON STOCK

The following table sets forth, as of April 2, 2007, certain information with respect to the beneficial security ownership of Company’s common stock held by each director and nominee and by the directors and all executive officers as a group.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Patricia G. Baker	17,757	(2)(3)	1.75%
Louis L. Bosley	23,750	(2)(3)	2.35%
Robert E. Long	17,905	(2)(3)	1.77%
Harry F. Louderback	19,060	(2)(3)	1.88%
E. Powell Markowitz	2,230	(3)	*
Kyle L. Miller	12,790	(2)(3)	1.26%
Mark N. Reed	5,180	(2)(3)	*
Thomas R. Rosazza	16,604		1.64%
David N. Slye	2,130	(3)	*

Executive officers who are not directors (as a group)	7,807	(2)	*
All directors and executive officers as a group	125,213	(4)	12.29%

*	Indicates less than 1% beneficial ownership.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days. Shares of common stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group.
(2)	Includes shares held by close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Ms. Baker, 9,355 shares; Mr. Bosley, 11,820 shares; Mr. Long, 2,120 shares; Mr. Louderback, 650 shares; Mr. Miller, 5,060 shares; Mr. Reed, 3,280 shares; Mr. Rosazza, 9,634, and executive officers who are not directors (as group), 5,053 shares.
(3)	Includes shares of unexercised stock options directly owned as follows: Ms. Baker, 900 shares; Mr. Bosley, 900 shares; Mr. Long, 900 shares; Mr. Louderback, 900 shares; Mr. Markowitz, 800 shares; Mr. Miller, 900 shares; Mr. Reed, 900 shares; and Mr. Slye, 900 shares.
(4)	Includes 7,100 shares of unexercised stock options directly owned; 46,972 shares held by close relatives and children, and shares held jointly with spouses or as custodians or trustees.

Principal Stockholders

There are no known beneficial owners with 5% or more of the outstanding common stock of the Company as of April 2, 2007.

EXECUTIVE COMPENSATION

No officer receives compensation from the Company. All compensation is paid through the Bank. The following table presents compensation information on the President and Chief Executive Officer of the Company. No other executive officer of the Company earned over $100,000 in salary and bonus for 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	All Other Compensation(1)	Total
Thomas R. Rosazza	2006	$140,428	$45,000	$14,054	$199,482
President and CEO

(1)	Represents contributions to the Bank’s 401(k) profit sharing plan of $4,314 and amounts paid relating to the Deferred Compensation Plan of $9,740.

Executive Compensation Discussion

The Company’s executive compensation program is designed to (i) attract and retain key executives critical to the success of the Company; (ii) integrate performance and compensation with the short and long-term strategic plans of the Company; (iii) reward performance with respect to achieving the Company’s goals; and (iv) align the interests of the executives with the long-term interests of the stockholders. The compensation program of the Company for its executive officers is generally administered at the direction of the Personnel/Compensation Committee and reviewed annually.

In determining executive compensation, the Personnel/Compensation Committee reviews all elements of each executive officer’s total compensation and considers both objective and subjective criteria. With respect to the objective portion of the performance evaluation, the committee specifically considers certain financial performance measures of the Company which may include, but are not limited to, net income, return on equity, non-interest income, net interest margin and efficiency ratio. Additionally, the Personnel/Compensation Committee reviews the results of the Virginia Bankers Association compensation survey, and compares the Company’s executive compensation with other similarly sized banks across Virginia. The committee also takes into account the performance of the Company’s stock and shareholders’ return. As to the subjective component, the Personnel/Compensation Committee considers the executive’s level of responsibility and performance, and the individual’s contribution in achieving the Company’s long-term mission.

The Personnel/Compensation Committee considers input from the President and Chief Executive Officer (“CEO”) with respect to executive officers that report to him and makes appropriate recommendations to the Board of Directors. In determining the President and CEO’s compensation, the committee uses the same objective and subjective measures previously discussed and their subjective assessment of the President and CEO’s contributions to the overall success of the Company.

Employment Contracts and Termination and Change in Control Arrangements

No employment contracts or change in control agreements have been entered into by the Company with any of its officers and none are contemplated at this time.

Stock Option Information

The Company’s 1998 Stock Incentive Plan provides for the granting of stock options to executive officers and employees of the Company and its subsidiaries. No stock options have been granted to Mr. Rosazza or to any other executive officer under the plan.

Benefit Plans

Equity Compensation Plan Information. The Company’s 1998 Stock Incentive Plan was adopted by the Board of Directors on June 11, 1998 and approved by stockholders on June 11, 1999. The plan makes available up to 14,000 shares of common stock for awards to employees and to non-employee directors of the Company and its subsidiaries in the form of stock options.

Generally, the plan provides for grants of incentive stock options and non-qualified stock options. The exercise price of an option cannot be less than 100% of the fair market value of the common stock (or if greater, the book value) on the date of the grant. The option terms applicable to each grant are determined at the grant date, but no option can be exercisable in any event, after ten years from its grant date. As of April 2, 2007, options for 7,100 shares have been granted to non-employee directors under this plan.

401(k) Plan. The Bank has a 401(k) Profit Sharing Plan covering full-time employees who have completed 180 days of service and are at least 21 years of age. Employees may contribute compensation subject to certain limits based on federal tax laws. The Bank makes discretionary matching contributions equal to 100 percent of an employee’s compensation contributed to the Plan up to 3 percent of the employee’s compensation. Additional amounts may be contributed, at the option of the Bank’s Board of Directors. Employer contributions vest to the employee over a six-year period, and employees become 100% vested in his/her seventh year of full-time employment. For the years ended December 31, 2006 and 2005, total expense attributable to this plan amounted to $36,569 and $34,462, respectively.

Cafeteria Insurance Plan. The Bank also provides a cafeteria insurance plan including medical, life and long-term disability coverage for eligible employees. The expense attributable to this insurance plan was $201,000 for the year ending December 31, 2006 compared to $155,000 for the year ending December 31, 2005. The increase in this expense category is directly related to rising health care costs and the number of active participants in the plan.

REPORT OF THE AUDIT/COMPLIANCE COMMITTEE

The Audit/Compliance Committee of Pioneer Bankshares, Inc. has the responsibility, under delegated authority from the Board of Directors, for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit/Compliance Committee is elected by the Board of Directors of the Company. All members are independent of management. In addition, the Audit/Compliance Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A. While management has the primary responsibility for the quality and integrity of the Company’s financial statements and reporting processes, the Audit/Compliance Committee provides assistance to management in fulfilling this responsibility, as necessary. In fulfilling its oversight responsibilities, the Audit/Compliance Committee reviewed the audited financial statements for the Annual Report with management and the independent auditors, and discussed the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements.

In addition, the committee obtained from the independent auditors a formal written statement discussing any disclosed relationship or service which may impact the objectivity and independence of the independent auditors, as required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees.” The committee also discussed with the independent auditors all communications required by generally accepted auditing standards, including Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit/Compliance Committee also monitored the internal audit functions of the Company including the independence and authority of its reporting obligation, the proposed audit plan for the coming year, and the adequacy of management response to internal audit findings and recommendations.

In reliance on the reviews and discussions referred to above, the Audit/Compliance Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Company’s Audit/Compliance Committee has approved the selection of the Company’s independent auditors.

Audit/Compliance Committee
E. Powell Markowitz, Chair
Patricia G. Baker
Harry F. Louderback

ACCOUNTING FIRM FEES

Yount, Hyde and Barbour, P.C. audited the financial statements included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, and also reviewed the Company’s compliance with their formal review of internal controls required by federal banking law.

The following table presents aggregate fees paid or to be paid by the Company for professional services rendered by Yount, Hyde and Barbour, P.C. for the audit of the Company’s annual financial statements for fiscal 2006 and 2005. This table also includes fees billed for audit-related services, tax services and all other services rendered by the audit firm during fiscal years 2006 and 2005.

	Fiscal 2006	Fiscal 2005
Audit Fees	$48,500	$42,385
Audit-related Fees	416	7,700
Tax Fees	3,150	2,700
All Other Fees	—	—

	$52,066	$52,785

All non-audit services provided by the above named audit firm were approved by the Audit/Compliance Committee, which concluded that the provision of such services is compatible with maintaining the firms’ independence. The fees listed above as tax fees are for the preparation of the annual consolidated federal and state income tax returns.

The Audit/Compliance Committee pre-approves all audit, audit related, and tax services on an annual basis, and in addition, authorizes individual engagements that exceed pre-established thresholds. Any additional engagement that exceeds the pre-established thresholds must be reported by management at the Audit Committee meeting immediately following the initiation of such an engagement.

INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

Some of the Company’s directors, executive officers, and members of their immediate families, and corporations, partnerships and other entities, of which such persons are officers, directors, partners, trustees, executors or beneficiaries, are customers of the Bank. As of December 31, 2006, total borrowings for executive officers, directors, their immediate families, and affiliated companies and other entities were approximately $797,000. All loans and loan commitments to them were made in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. It is the policy of the Bank to provide loans to officers who are not executive officers and to employees at more favorable rates than those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

The law firm of Reed & Reed, P.C. serves as legal counsel to the Company and the Bank. Director Mark N. Reed is a senior partner in this firm. Total fees paid to the firm of Reed & Reed, P.C. from the Company and Bank were approximately $19,000 and $13,000 for fiscal years 2006 and 2005, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in Company common stock. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, insiders of the Company complied with all filing requirements during 2006, except for the required Form 4 filing for each director in connection with the stock options granted in May 2006. Each non-employee director subsequently filed a Form 5 for the required reporting of the stock options granted in 2006.

OTHER MATTERS

Management knows of no other business to be brought before the Annual Meeting. Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy shall be voted by the persons named therein in accordance with their best judgment and in the best interests of the Company.

STOCKHOLDER PROPOSALS

To be considered for inclusion in the Company’s proxy materials relating to the 2008 Annual Meeting of Stockholders pursuant to applicable Securities and Exchange Commission rules, the Secretary of the Company must receive stockholder proposals no later than December 15, 2007. Stockholder proposals should be addressed to Pioneer Bankshares, Inc, c/o Judy L. Painter, Corporate Secretary and Senior Vice President, at 263 East Main Street, P.O. Box 10, Stanley, Virginia 22851.

The 2008 Annual Meeting of Stockholders is tentatively scheduled for Thursday, May 15, 2008.

STOCKHOLDER COMMUNICATIONS

Pioneer Bankshares, Inc. has a process whereby stockholders can contact the Company’s directorship. A stockholder or other party interested in communicating directly with a director of the Company or the entire Board may do so by writing to that director or the Board, c/o Judy L. Painter, Corporate Secretary and Senior Vice President, at 263 East Main Street, P.O. Box 10, Stanley, Virginia 22851.

ANNUAL REPORT ON FORM 10-KSB

A copy of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, excluding exhibits, as filed with the Securities and Exchange Commission can be obtained without charge by writing to Pioneer Bankshares, Inc., Attn: Thomas R. Rosazza, President and Chief Executive Officer, at 263 East Main Street, P.O. Box 10, Stanley, Virginia 22851. This information may also be accessed, without charge, by visiting the Securities and Exchange Commission’s Electronic Data Gathering and Retrieval Service (“EDGAR”) website at www.sec.gov.

Appendix A

Pioneer Bank-Pioneer Bankshares

Audit Committee of the Board of Directors

Charter

PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors of Pioneer Bank-Pioneer Bankshares (the “Company”) to assist the Board of Directors in fulfilling its oversight responsibilities for the Company’s accounting and financial reporting processes and audits of the financial statements of the Company. The purpose of the Committee is to monitor (1) the integrity of the Company’s financial statements, (2) the independence and qualifications of its external auditor, (3) the Company’s compliance with legal and regulatory requirements, (4) the performance of the Company’s internal audit function, (5) the performance of the Company’s external auditors and (6) the Company’s system of internal controls. The Committee will also prepare the report required by the SEC’s proxy rules to be included in the Company’s annual proxy statement.

AUTHORITY

The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to (1) appoint, compensate, retain and directly oversee the work of the Company’s external auditor, (2) resolve any disagreements between management and the auditor regarding financial reporting, (3) pre-approve all audit services and permitted non-audit services performed by the Company’s external audit firm, (4) retain independent counsel, accountants, or others to advise the Committee or assist in the conduct of an investigation, (5) seek any information it requires from employees – all of whom are directed to cooperate with the Committee’s requests – or external parties, (6) meet with Company officers, external auditors, or outside counsel, as necessary, and (7) form and delegate authority to subcommittees, including the authority to pre-approve all auditing and permitted non-audit services, provided that such decisions are presented to the full Committee at its next scheduled meeting.

The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company and to any advisors employed by the Committee.

COMPOSITION

The Committee will consist of at least three members of the Board of Directors. All Committee members will be independent directors, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a familiarity with basic financial and accounting practices. Committee members may enhance their familiarity with finance and accounting practices by participating in educational programs approved by the Board of Directors. At least one Committee member shall satisfy the definition of, and be designated as, a “financial expert” as defined by applicable legislation and regulation.

Members of the Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board. Committee vacancies that may occur in interim periods between organizational meetings will be also filled by Board of Director election. Unless a Committee Chairman is elected by the Board of Directors, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

No Committee member shall simultaneously serve on the Audit Committees of more than two other public companies.

MEETINGS

The Committee will meet at least four (4) times per year, with authority to convene additional meetings, as circumstances require. All Committee members are expected to attend each meeting, in person or via teleconference or video-conference. The Committee will invite members of Company management, external auditors, internal auditors, or others to attend meetings and provide pertinent information as necessary. The Committee will periodically meet separately with Company management, external auditors and internal auditors.

Each regular Audit Committee meeting will include an executive session.

Meeting agendas will be prepared and provided in advance to members along with appropriate briefing materials. Minutes of the meetings will be kept by a member of the Committee or a person designated by the Committee.

RESPONSIBILITIES

The Committee will carry out the following responsibilities:

External/Independent Auditors

Assume sole responsibility for the appointment, compensation, retention and evaluation of the work of any external/independent accounting firm engaged to audit or review the Company’s financial reports, audit the Company’s report on internal control, and perform any allowable non-audit service. The external auditors will report directly to the Committee.

At least annually, obtain and review a report by the Company’s external/independent auditor that describes: (1) the auditor’s internal quality control procedures, (2) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, and any steps taken to deal with any such issues, and (3) all relationships between the external auditor and the Company.

Obtain from the external auditors information regarding the auditors’ compliance with applicable independence requirements, including auditor rotation rules, scope of service rules, and audit partner compensation rules. Based on information received in these reports, and on other information obtained by the Committee, including discussions with the external auditor, Company management, and the Company’s internal auditors, the Committee will evaluate the auditor’s qualifications, performance and independence. The Committee’s conclusions in this regard will be reported to the full Board of Directors of the Company.

Pre-approve non-audit services to be performed by the external auditors. The Committee may delegate to one or more Committee members the responsibility to approve such services, provided that timely reports are made to the full Committee. In addition, the Committee may establish pre-approved categories of services.

Review with the external auditors any audit problems or difficulties and Company management’s response. The Committee is responsible for resolving any differences between management and the external auditors regarding accounting and auditing issues.

Receive reports directly from the external/independent auditors. At least annually, these reports will include: (1) audit staffing and supervision, and scope of audit, (2) critical accounting policies and practices, alternative accounting treatments, the reasons for selecting such policies, and their impact on the fairness of the Company’s financial statements, (3) significant estimates made by management in the preparation of financial reports, (4) the nature and content of communications between auditors and Company management, (5) off-balance sheet transactions, joint ventures, contingent liabilities, or derivative transactions, and their impact on the fairness of financial statements, (6) auditor proposed adjustments, both those recorded by Company management and those not recorded by Company management, (7) difficulties encountered with Company management during the audit, (8) disagreements with Company management regarding accounting and reporting issues, (9) material legal matters that may impact the financial statements, and (10) the external auditor’s opinion on the overall fairness of the financial statements.

Keep a written record of all communications with the external auditors. The Committee may request that the auditors put their comments in writing. The Committee will receive a complete report from the auditors on the above noted matters prior to the completion of the annual audit. In addition, the Committee will maintain regular communications with the auditors on these topics in connection with quarterly reports, and other financial reports issued by the Company.

Establish policies concerning the Company’s hiring of employees or former employees of the external auditor, as required by law and applicable listing standards.

On a regular basis, discuss with the external auditor the need to meet separately to review any matters that the Committee or auditor believes should be discussed privately.

Financial Statements / Reports

Discuss the annual audited financial statements and quarterly financial statements, and any off-balance sheet structures, with Company management and the external auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Review analysis prepared by Company management and/or the external auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analysis of the effects of alternative GAAP methods on the financial statements and any complex or unusual transactions.

Review significant accounting and reporting issues and understand their impact on the financial statements, including the effect of regulatory and accounting initiatives and any significant changes in the Company’s selection or application of accounting principles.

Review with Company management and the external auditors the results of the independent audit, including any difficulties encountered, any restrictions on the scope of the external auditor’s activities or access to requested information, and any significant disagreements with management.

Review disclosures made by the CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves company management or other employees who have a significant role in the Company’s internal controls.

Review with Company management and the external auditor all matters required to be communicated to the Committee under generally accepted auditing standards, including matters required to be discussed by Statement on Auditing Standards No. 61 relating to conduct of the audit.

Discuss with Company management the Company’s earnings press releases, including the use of “proforma” or “adjusted” non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies.

Internal Audit

Act as the direct reporting entity for the Company’s internal auditors from a functional perspective.

Review and approve the organization, staffing, and budget of the internal audit function and hire and appoint the internal audit supervisor.

Discuss with Company management and the internal audit supervisor the budget, charter, plans, scope, activities, staffing and organizational structure of the internal audit function.

Review and approve reports prepared by the internal auditors, including recommendations made by the internal auditors to Company management.

Insure that there are no unjustified restrictions or limitations placed by Company management upon the internal auditor(s)’ scope of activities or access to information.

Review the effectiveness of the internal audit function and the internal audit staff qualifications, and will recommend any changes thereto.

On a regular basis, meet separately with the internal audit supervisor to discuss any matters that the Committee or internal auditor believes should be discussed privately.

Internal Controls and Risk Management

Consider the effectiveness of the Company’s internal control systems, including information technology security and control.

Gain an understanding of the scope of internal and external auditors’ reviews of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with Company management’s responses.

Meet with Company management to review the Company’s major financial risk exposures and the steps that Company management has taken to monitor and control such exposures, including any Company risk assessment and risk management programs.

Compliance

Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of Company management’s follow-up and correction of any instances of non-compliance.

Establish procedures for receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Review the findings of any examinations by regulatory agencies and any auditor observations.

Review the process for communicating the Code of Ethical Conduct to Company personnel and for monitoring compliance to the Code.

Obtain regular updates from management and Company legal counsel regarding compliance matters and legal matters that may have a significant impact on the financial statements or the Company’s compliance policies.

Reporting Responsibilities

Regularly report to the Board of Directors regarding Committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the internal audit function.

Provide an open avenue of communication between internal audit, the external auditors, and the Board of Directors.

Report annually to the Company’s shareholders, describing the Committee’s composition, responsibilities and how they were discharged, and any other information required by law or rule, including approval of non-audit services.

Review any other reports the Company issues that relate to Committee responsibilities

Other Responsibilities

Perform other activities related to this Charter as requested by the Board of Directors.

Institute and oversee special investigations as needed.

Review and assess the adequacy of the Audit Committee Charter annually, requesting Board of Directors approval for proposed changes, and insure appropriate disclosure as may be required by law or regulation.

Confirm annually that all responsibilities outlined in this Charter have been adhered to and completed.

Evaluate the Committee’s and individual member’ performance at least annually.

REVOCABLE PROXY

PIONEER BANKSHARES, INC.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	1. ELECTION OF DIRECTORS: The election of directors for terms expiring in 2010 (except as marked to the contrary below):	For	With- hold	For All Except
			☐	☐	☐
PROXY FOR ANNUAL MEETING MAY 17, 2007		Harry F. Louderback, Dave N. Slye and Thomas R. Rosazza

The undersigned hereby appoints Louis L. Bosley and E. Powell Markowitz or either of them as the undersigned’s attorney with full power of substitution, to vote all the capital stock of Pioneer Bankshares, Inc. standing in his/her name on its books on April 2, 2007 at the Annual Meeting of Shareholders to be held at Pioneer Bank, Stanley, Virginia, at 10:00 a.m. on May 17, 2007 as designated below and upon all other matters which may properly be brought before such meeting or any adjournment thereof, with full power of substitution and all powers the undersigned would possess if personally present, as follows:

INSTRUCTION:    To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL NOMINEES LISTED ABOVE.

2. To Transact any other business which may properly be brought before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 ABOVE. IF ANY OTHER MATTER SHALL BE BROUGHT BEFORE THE MEETING, THE SHARES WILL BE VOTED IN THE DISCRETION OF THE HOLDERS OF THE PROXY.

Please complete, date and sign the proxy and return it in the enclosed postage-paid envelope. The proxy must be signed exactly as the name(s) appear on the label affixed to this proxy. If signing as a trustee, executor, etc., please so indicate. Please return as soon as possible.

Date
Please be sure to sign and date

Stockholder sign above Co-holder (if any) sign above

Detach above card, sign, date and mail in postage-paid envelope provided.

PIONEER BANKSHARES, INC.

(Parent Company of Pioneer Bank, Stanley, Virginia)

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY